As filed with the Securities and Exchange Commission on July 27, 2000.

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  TENNESSEE                                     62-1626938
(State or other jurisdiction of incorporation                (I.R.S. Employer
              or organization)                            Identification number)

                                401 Church Street
                         Nashville, Tennessee 37219-2213
                                 (615) 271-2000
               (Address, including zip code and telephone number,
                  including area code of registrant's principal
                               executive offices)

                              THE BANK OF NASHVILLE
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                           J. Hunter Atkins, President
                           And Chief Executive Officer
                         COMMUNITY FINANCIAL GROUP, INC.
                                401 CHURCH STREET
                         NASHVILLE, TENNESSEE 37219-2213
                                 (615) 271-2000
                           (615) 271-2149 (Facsimile)

                          Copies of Communications To:
                           J. Franklin McCreary, Esq.
                            GERRISH & MCCREARY, P.C.
                                Washington Square
                       222 Second Avenue North - Suite 424
                           Nashville, Tennessee 37201
                                 (615) 251-0900
                           (615) 251-0975 (Facsimile)
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed Maximum
Title of Securities to be  Amount to be    Maximum Offering Price    Aggregate Offering        Amount of
    Registered              Registered1          Per Share2                Price2          Registration Fee
------------------------------------------------------------------------------------------------------------
   Common Stock,              250,000             $12.6875               $3,171,875             $837.38
 ($6.00 par value)
------------------------------------------------------------------------------------------------------------

--------

1 The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution provisions of the Plan. This Registration Statement covers, pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported on July 24, 2000, as reported on the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information required by PART I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of PART II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Securities and Exchange Commission by Community Financial Group, Inc. (the "Company") and are incorporated herein by reference and made a part hereof:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k) or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not a part of the Registration Statement.

2. The description of the Common Stock of the Company contained in the Company's Registration Statement No. 333-24309 on Form S-2 filed with the Commission on April 1, 1997.

3. All reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report on Form 10-K referred to in paragraph 1 above.

4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Tennessee law provides that a corporation's charter may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (A) for any breach of the directory's duty of loyalty to the corporation or its shareholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (C) under ss. 48-18-304, Tennessee Code Annotated, for unlawful distributions.

         The By-Laws of the Company contain the following liability and indemnification provisions:

         LIABILITY OF OFFICERS AND DIRECTORS. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used in the circumstances in the conduct of his own affairs.

         INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify to the fullest extent permitted by law, any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the Corporation, may serve or, at any time have served, as directors or officers of another corporation in which the Corporation, at such time, owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relationship to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or otherwise.

         The Charter of the Company contains the following liability and indemnification provisions:

(a) To the fullest extent that the law of the State of Tennessee, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

(b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprises to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

(c) If the Tennessee Business Corporation Act is amended after approval of the Article to authorize corporate action, further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;



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

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                                    Section 13 or Section 15(d) of the
                                    Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such




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

                  liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 18, 2000.


                                    COMMUNITY FINANCIAL GROUP, INC.
                                    (Registrant)



                                    By: /s/ J. Hunter Atkins
                                        ----------------------------------------
                                        J. Hunter Atkins, President and
                                        Chief Executive officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, J. Hunter Atkins and Mack S. Linebaugh, Jr., and each of them, attorneys-in-fact for the undersigned, each with the power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of the attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



Dated:   July 18, 2000                       /s/      J. Hunter Atkins
                                    --------------------------------------------
                                    J. Hunter Atkins, President, Chief Executive
                                    Officer, Director (Principal Executive
                                    Officer, Principal Financial Officer,
                                    Principal Accounting Officer)

Dated:  July 18, 2000                        /s/      Mack S. Linebaugh, Jr.
                                    --------------------------------------------
                                    Mack S. Linebaugh, Jr., Chairman
                                    Of the Board



Dated:  July 18, 2000                        /s/      J.B. Baker
                                    --------------------------------------------
                                    J.B. Baker, Director



Dated:  July 18, 2000                        /s/      Jo D. Federspiel
                                    --------------------------------------------
                                    Jo D. Federspiel, Director



Dated:         , 2000
      ---------                     --------------------------------------------
                                    Richard H. Fulton, Director




Dated:  July 18, 2000                        /s/      Leon Moore
                                    --------------------------------------------
                                    Leon Moore, Director



Dated:  July 18, 2000                        /s/      Perry W. Moskovitz
                                    --------------------------------------------
                                    Perry W. Moskovitz, Director



Dated:  July 18, 2000                        /s/      C. Norris Nielsen
                                    --------------------------------------------
                                    C. Norris Nielsen, Director



Dated:  July 18, 2000                        /s/      David M. Resha
                                    --------------------------------------------
                                    David M. Resha, Director



Dated:         , 2000
      ---------                     --------------------------------------------
                                    G. Edgar Thornton, Director

                                  EXHIBIT INDEX
                      TO REGISTRATION STATEMENT ON FORM S-8

4.1 Articles of Incorporation filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and incorporated by this reference, and Articles of Amendment to the Charter adopted May 13, 1998.*.

5.1 Opinion of Gerrish & McCreary, P.C. as to the legality of the securities being registered (including consent of counsel).*

23.1     Consent of KPMG LLP.*

23.2 Consent of Counsel (included in the opinion of Gerrish & McCreary, P.C. filed as Exhibit 5.1)*

99.1 The Bank of Nashville Retirement Savings Plan filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and incorporated by this reference, and Amendment No. 1 to said Plan adopted as of January 1, 1998.*



----------

         *  Filed herewith